Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-221358) pertaining to the Hamilton Beach Brands Holding Company Executive Long-Term Equity Incentive Plan,
(2)Registration Statement (Form S-8 No. 333-221359) pertaining to the Hamilton Beach Brands Holding Company Non-Employee Directors' Equity Compensation Plan,
(3)Registration Statement (Form S-8 No. 333-221360) pertaining to the Hamilton Beach Brands Holding Company Supplemental Executive Long-Term Incentive Bonus Plan, and
(4)Registration Statement (Form S-8 No. 333-256361) pertaining to the Hamilton Beach Brands Holding Company Non-Employee Directors' Equity Compensation Plan;

of our reports dated March 9, 2022, with respect to the consolidated financial statements and schedule of Hamilton Beach Brands Holding Company and the effectiveness of internal control over financial reporting of Hamilton Beach Brands Holding Company included in this Annual Report (Form 10-K) of Hamilton Beach Brands Holding Company for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Cleveland, Ohio
March 9, 2022